Exhibit 10.2

PURCHASE AGREEMENT

PURCHASE AGREEMENT (this “Agreement”) dated as of April 29, 2022, by and between Blue Apron Holdings, Inc., a Delaware corporation (the “Company”) and Linda Findley (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Company agrees to sell to Purchaser, and the Purchaser has agreed to so purchase, at the Closing (as defined below), for an aggregate purchase price of $500,000, 41,666 shares of Class A Common Stock (the “PIPE Shares”), at a per share price of $12.00 (such transaction, the “PIPE”); and

WHEREAS, the Company has agreed to grant the Purchaser (including any of its permitted assignees) certain registration rights with respect to the PIPE Shares purchased by the Purchaser pursuant to this Agreement, in the form attached hereto as Annex A (the “Registration Rights Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Certain Other Definitions. The following terms used herein shall have the meanings set forth below:

“144 Determination” shall have the meaning set forth in Section 6(d) hereof.

“Affiliate” of a Person shall mean any Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such other Person; for the purposes of this Agreement, the Company or its subsidiaries shall not be deemed to be an Affiliate of the Purchaser.

“Affiliate Transferee” shall have the meaning set forth in Section 8(a) hereof.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Bylaws” shall mean the Company’s Amended and Restated By-Laws, as amended to date, as the same may be further amended and/or restated from time to time.

“Capitalization Date” shall mean April 15, 2022.

“Charter” shall mean the Company’s Restated Certificate of Incorporation, as amended to date, as the same may be further amended and/or restated from time to time.

“Class A Common Stock” shall mean the Class A common stock, par value $0.0001 per share, of the Company.

“Class B Common Stock” shall mean the Class B common stock, par value $0.0001 per share, of the Company.

“Class C Capital Stock” shall mean the Class C capital stock, par value $0.0001 per share, of the Company.

“Closing” shall mean the closing of the PIPE pursuant to Section 2 hereof, which shall be held at 10:00 a.m. on the Closing Date at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 7 World Trade Center, 250 Greenwich Street, New York, NY 10007, or such other time and place as may be agreed to by the parties hereto.

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

“Company” shall have the meaning set forth in the preamble hereof.

“Company Indemnified Persons” shall have the meaning set forth in Section 11(b) hereof.

“Company SEC Documents” shall mean all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by the Company under the Securities Act or the Exchange Act, and any required amendments to any of the foregoing, with the Commission.

“Control” (including the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

“Equity Incentive Plan” shall have the meaning set forth in Section 3(c) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Fraud” shall mean intentional fraud (with scienter) under Delaware common law by a Person with respect to the making of the representations and warranties in this Agreement.

“Indemnified Losses” shall have the meaning set forth in Section 11(a) hereof.

“Indemnified Persons” shall have the meaning set forth in Section 11(b) hereof.

“LLC Subsidiary” shall mean Blue Apron, LLC, a Delaware limited liability company.

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“Material Adverse Effect” shall mean any change, development, circumstance, fact or effect that, individually or taken together with any other changes, developments, circumstances, facts or effects is, or would reasonably be expected to be, materially adverse to the condition (financial or otherwise), assets, liabilities (contingent or otherwise), business operations or results of operations of the Company and its Subsidiaries (taken as a whole); provided, however, that no change, development, circumstance, fact or effect that resulted directly or indirectly from the following shall be deemed to constitute or be taken into account in determining whether a Material Adverse Effect has occurred: (i) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries (taken as a whole) relative to other participants in the industries in which the Company and its Subsidiaries conduct their respective businesses; (ii) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries (taken as a whole) relative to other participants in the industries in which the Company and its Subsidiaries conduct their respective businesses; (iii) any change arising in connection with natural disasters, hostilities, acts of war, sabotage or terrorism or military actions that does not have a disproportionate effect on the Company and its Subsidiaries (taken as a whole) relative to other participants in the industries in which the Company and its Subsidiaries conduct their respective businesses; (iv) the effect of any changes in applicable laws or accounting rules after the date of this Agreement that does not have a disproportionate effect on the Company and its Subsidiaries (taken as a whole) relative to other participants in the industries in which the Company and its Subsidiaries conduct their respective businesses; (v) the effect of any natural or man-made disaster or acts of God and any national or global communicable disease outbreak, epidemic or pandemic or other national or international disaster or calamity, or any governmental response to any of the foregoing that does not have a disproportionate effect on the Company and its Subsidiaries (taken as a whole) relative to other participants in the industries in which the Company and its Subsidiaries conduct their respective businesses; (vi) any failure by the Company to meet any internal, third-party or public projections or forecasts, budgets or estimates of revenues, earnings or other financial measures or results of operations for any period; provided that the exception in this clause (vi) shall not prevent or otherwise affect a determination that the facts underlying any such effect has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Material Adverse Effect; (vii) a change in the market price, or change in trading volume, of the shares of Class A Common Stock on the New York Stock Exchange; provided that the exception in this clause (vii) shall not prevent or otherwise affect a determination that the facts underlying any such effect has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Material Adverse Effect; or (viii) the announcement, pendency or consummation of the transactions contemplated by this Agreement.

“New Financing Agreement” means that certain Note Purchase and Guarantee Agreement to be entered into by and among the Company, Bank of New York Mellon and each of the purchasers specified therein.

“Person” shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

“PIPE” shall have the meaning set forth in the recitals hereof.

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“PIPE Shares” shall have the meaning set forth in the recitals hereof.

“Purchaser” shall have the meaning set forth in the preamble hereof.

“Purchaser Indemnified Persons” shall have the meaning set forth in Section 11(a) hereof.

“Registrable Securities” shall have the meaning set forth in Section 6(d) hereof.

“Registration Rights Agreement” shall have the meaning set forth in the recitals hereof.

“Representative” shall mean, for a party, such party’s and its affiliates’ respective directors, officers, employees, agents and legal, accounting and financial advisors.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Shelf Registration Statement” shall have the meaning set forth in Section 6(d) hereof.

“Subsidiary” of a Person shall mean, with respect to such Person, any corporation, partnership or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, has the power to elect a majority of the board of directors or similar governing body, or has Control.

“Transfer” shall have the meaning set forth in Section 8(a) hereof.

Section 2. Closing.

(a)            Purchase.

(i)            The Purchaser hereby agrees, subject to the satisfaction or waiver of the applicable conditions set forth in Section 7, to purchase from the Company, and the Company hereby agrees, subject to the satisfaction or waiver of the applicable conditions set forth in Section 7, to sell to the Purchaser at the Closing, the PIPE Shares, for an aggregate purchase price equal to $500,000.

(ii)            Payment for the PIPE Shares shall be made in full, on the Closing Date, against delivery of certificates (including in book-entry format) evidencing the PIPE Shares, in United States dollars by means of wire transfer of immediately available funds to the order of the Company, to the account or accounts designated by the Company in writing prior to the Closing.

(b)            Deliveries at Closing.

(i)            At the Closing, the Company shall deliver or cause to be delivered to the Purchaser evidence of the issuance (including in electronic book-entry format) of the PIPE Shares issued to the Purchaser pursuant to Section 2(a) hereof.

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(ii)            At the Closing, the Purchaser shall deliver or cause to be delivered to the Company payment in cash, by wire transfer of immediately available funds, of the aggregate purchase price of the PIPE Shares purchased by the Purchaser pursuant to Section 2(a) hereof.

Section 3. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser (it being acknowledged and agreed that each representation and warranty (other than the representations and warranties set forth in Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(f) and 3(h)) is qualified by and subject to the information set forth in any Company SEC Documents filed after January 1, 2022 and prior to the execution of this Agreement, but excluding any disclosures set forth in any risk factors section or in any other section, in each case to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) as of the date hereof and as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date) as follows:

(a)            Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation and has all requisite power and authority to own its property and assets and to carry on its business as now conducted, except, in the case of Subsidiaries of the Company, to the extent that the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

(b)            The Company has all corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and at the Closing, the Registration Rights Agreement will be, duly and validly authorized, executed and delivered by the Company and constitute binding obligations of the Company enforceable against it in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) as to enforceability, general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and (iii) as to any indemnity or contribution provision, federal or state securities laws or considerations of public policy.

(c)            The authorized capital of the Company consists of (i) 1,500,000,000 shares of Class A Common Stock, of which (A) 32,660,603 shares were issued and outstanding as of the Capitalization Date, (B) 11,656,016 shares are reserved for issuance upon exercise of outstanding warrants as of the Capitalization Date, (C) 3,052,008 shares are reserved for issuance upon exercise of options and upon vesting of other awards granted under the Company’s stock option and incentive plans as of the Capitalization Date, and (D) 1,892,079 shares are available for future issuance under the Company’s 2017 Equity Incentive Plan (the “Equity Incentive Plan”) as of the Capitalization Date; (ii) 175,000,000 shares of Class B Common Stock, none of which was issued and outstanding as of the Capitalization Date; (iii) 500,000,000 shares of Class C Capital Stock, none of which was issued and outstanding as of the Capitalization Date; and (iv) 10,000,000 shares of preferred stock, par value $0.0001 per share, none of which was issued and outstanding as of the Capitalization Date. Except as set forth in the preceding sentence or as contemplated by this Agreement, there are no other shares of capital stock issued and outstanding or securities convertible into or exchangeable for shares of capital stock of the Company. Each of the outstanding shares of capital stock or other securities of the Company and its Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable, and, in the case of shares of capital stock of the Company’s Subsidiaries, are owned directly or indirectly by the Company. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

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(d)            All of the PIPE Shares will have been duly authorized for issuance prior to the Closing. All of the PIPE Shares, when issued and delivered by the Company against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable. None of the PIPE Shares will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Charter, the Bylaws, or any agreement or instrument to which the Company is a party or by which it is bound.

(e)            No consent, approval, authorization, order, registration, notice, filing, recording or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the execution and delivery by the Company of this Agreement or the Registration Rights Agreement, the performance by the Company of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, except: (i) under the Securities Act and the Exchange Act, (ii) as required to be made with the New York Stock Exchange, (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws, and (iv) such consents, approvals, authorizations, registrations or qualifications, the absence of which would not reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

(f)            The execution and delivery by the Company of this Agreement and the Registration Rights Agreement and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby: (i) will not violate of the provisions of the Charter or Bylaws or comparable organizational documents of the Company or any of its Subsidiaries, (ii) assuming the compliance with the matters set forth in Section 3(e), will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or (iii) will not result in any default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of the properties of the Company or any of its Subsidiaries may be bound, except, in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated hereby.

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(g)            Neither the Company nor any of its Subsidiaries is (i) in violation of its Charter or Bylaws or similar organizational documents, (ii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or (iii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

(h)            Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer and sale of the PIPE Shares. Assuming the accuracy of the Purchaser’s representations and warranties, none of the Company, any of its Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any securities or solicited any offers to buy any securities, under circumstances that would require registration of the issuance of the PIPE Shares, whether through integration with prior offerings or otherwise.

Section 4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as of the date hereof and as of the Closing as follows:

(a)            The Purchaser has all requisite power and authority and capacity to execute and deliver this Agreement and the Registration Rights Agreement and to perform her respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Registration Rights Agreement have been or, in the case of the Registration Rights Agreement, will be at the Closing duly and validly authorized, executed and delivered by the Purchaser and constitute a binding obligation of the Purchaser, enforceable against her in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) as to enforceability, general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and (iii) as to any indemnity or contribution provision, federal or state securities laws or considerations of public policy.

(b)            The Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and is knowledgeable, sophisticated and experienced in business and financial matters that are necessary to evaluate the risks and merits of an investment in the PIPE Shares. The Purchaser is acquiring the PIPE Shares for investment for her own account, with no present intention of dividing her participation with others or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. The Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell (excluding any pledge), transfer or grant participations to such Person or to any third person, with respect to any of the PIPE Shares.

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(c)            The Purchaser understands and acknowledges that: (i) other than pursuant to the Registration Rights Agreement and as set forth in this Agreement, the resale of any PIPE Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and the PIPE Shares may not be sold or otherwise transferred unless (a) such securities are sold or transferred pursuant to an effective registration statement under the Securities Act, (b) at the Company’s request, the Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to the Company’s counsel) to the effect that such securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) such securities are sold pursuant to Rule 144 promulgated under the Securities Act; (ii) any sale of any PIPE Shares made in reliance on Rule 144 under the Securities Act may be made only in accordance with the terms of such Rule; and (iii) except as may be set forth in the Registration Rights Agreement or this Agreement, neither the Company nor any other Person is under any obligation to register such PIPE Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Purchaser acknowledges that an appropriate restrictive legend will be placed on the certificate or certificates (including in book-entry format) representing the PIPE Shares.

(d)            The Purchaser acknowledges and affirms that the PIPE Shares will be issued in a private placement in reliance upon exemptions contained in the Securities Act, rules and regulations promulgated thereunder, or interpretations thereof and in the applicable state securities laws.

(e)            At the Closing, the Purchaser will have liquid, legally available cash on hand sufficient to consummate the Closing in accordance with the terms and conditions of this Agreement. The Purchaser is able to bear the financial risk of her investment in the PIPE Shares, has no need for liquidity with respect to her investment therein, and has adequate means for providing for her current needs and contingencies.

(f)            The Purchaser has been given the opportunity to conduct a due diligence review of the Company and has been afforded access to information about the Company and its financial condition and business sufficient to enable the Purchaser to evaluate her investment in the PIPE Shares. Other than the representations and warranties set forth in Section 3, the Purchaser acknowledges and agrees that the Company is not making any other representations or warranties, express or implied, regarding the PIPE Shares, or any other matter contemplated by this Agreement. The Purchaser hereby disclaims any other express or implied representations or warranties, and the Purchaser is not relying on, and will not assert any claim against, the Company, its Affiliates or any of their respective employees, directors, agents, stockholders or representatives or hold the Company or any such Persons liable with respect to any statements, information or representations or warranties, except with respect to the representations and warranties expressly contained in Section 3 in accordance with the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall limit the Purchaser’s remedies with respect to claims of Fraud.

(g)            As of the date hereof, the Purchaser and her Affiliates are the beneficial owners of only the securities of the Company set forth adjacent to such Person’s name on Annex  B hereto.

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Section 5. [Reserved].

Section 6. Covenants.

(a)            Listing. The Company shall cause the PIPE Shares to be authorized for listing on the New York Stock Exchange at or prior to the Closing.

(b)            Registration Rights. At or prior to the Closing, the Company and the Purchaser shall enter into the Registration Rights Agreement in the form attached as Annex A.

(c)            Stabilization. In connection with the transactions contemplated hereby, the Purchaser will not take, and will not permit any of her respective Affiliates to take, in each case directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Class A Common Stock in violation of Regulation M under the Exchange Act.

(d)            Registration Rights. Within thirty (30) days of the date requested by the Purchaser or on such other date as mutually agreed by the Company and the Purchaser, the Company shall prepare and file with the Commission a registration statement (the “Shelf Registration Statement”) relating to a “shelf” offering in accordance with Rule 415 of the Securities Act, or any similar rule that may be adopted by the Commission, which covers all of the PIPE Shares or any other common equity securities of the Company issued as a dividend or distribution with respect to, or in exchange for or in replacement of, the PIPE Shares held by the Purchaser (the “Registrable Securities”), on an appropriate form under the Securities Act, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein and all exhibits thereto. Prior to filing the Shelf Registration Statement and any amendments thereto with the Commission, the Company shall provide drafts thereof to the Purchaser and her respective counsel and the Purchaser and her respective counsel shall be given a reasonable opportunity to review and comment upon such Shelf Registration Statement. The Shelf Registration Statement, in the form in which it becomes effective, will conform in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Purchaser agrees, severally but not jointly, to furnish to the Company all information with respect to the Purchaser required to be included in the Shelf Registration Statement and any other information necessary to make any such information previously furnished to the Company by the Purchaser not misleading. The Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than sixty (60) days after the Shelf Registration Statement is filed pursuant to this Section 6(d), and shall use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until, subject to the Registration Rights Agreement, the date that all Registrable Securities covered by such Shelf Registration Statement (i) have been sold, thereunder or pursuant to Rule 144 under the Securities Act, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect (and the Purchaser shall provide any information reasonably requested by the Company or its counsel in connection with such determination), addressed and reasonably acceptable to the Company’s transfer agent and the Purchaser (the “144 Determination”); provided that, for all purposes hereunder “Registrable Securities” shall be deemed to not include any PIPE Shares beneficially owned by a Purchaser for which there has been a 144 Determination with respect to such securities.

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(e)            Purchaser Covenants. Notwithstanding anything else contained in this Agreement, following the Closing Date and until such date that no indebtedness remains outstanding under the New Financing Agreement or any refinancing indebtedness thereof, the Purchaser shall not consummate any transaction or series of transactions, including the exercise of any warrant, option or other derivative securities, which would result in a “Change in Control” under the New Financing Agreement without the prior written consent of the Company.

(f)            The Company covenants that it shall exercise commercially reasonable efforts to submit to Purchaser and the Internal Revenue Service within twenty (20) Business Days after the Purchaser’s written request therefor, such information (to the extent within the Company’s possession) as may be reasonably required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder.

(g)            [Reserved.]

(h)            The Purchaser and the Company shall agree on a mutually acceptable press release announcing the transactions contemplated hereby, which press release shall be mutually acceptable to each of Purchaser and the Company.

Section 7. Conditions to Closing.

(a)            The obligation of the Purchaser to consummate the transactions contemplated hereby is subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)            The representations and warranties of the Company in Section 3(a) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date. The representations and warranties of the Company in Section 3(b), Section 3(d) and Section 3(h) shall be true and correct as of the date hereof and as of the Closing Date as if made as of such date. The representations and warranties of the Company in Section 3(c) shall be true and correct, except for de minimis inaccuracies, as of the date hereof and as of the Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct, except for de minimis inaccuracies, as of such specified date). All other representations and warranties of the Company in Section 3 shall be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect contained therein) as of the date hereof and as of the Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect contained therein) would not have a Material Adverse Effect;

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(ii)            The Company shall have executed and delivered to the Purchaser a duly executed copy of the Registration Rights Agreement; and

(iii)            The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it, and complied with the covenants hereunder applicable to it in all material respects, at or prior to the Closing.

(b)            The obligation of the Company to consummate the transactions contemplated hereby is subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)            The representations and warranties of the Purchaser in Section 4 shall be true and correct (without giving effect to any qualification as to materiality contained therein) as of the date hereof and as of Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality contained therein) would not reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated hereby; and

(ii)            The Purchaser shall have performed in all material respects all of her obligations hereunder required to be performed by her, and complied with the covenants hereunder applicable to her in all material respects, at or prior to the Closing.

(c)            The obligations of each of the Company and the Purchaser to consummate the transactions contemplated hereby are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)            No judgment, injunction, decree or other legal restraint issued by a governmental entity shall prohibit, or have the effect of rendering unachievable, the consummation of the transactions contemplated hereby; and

(ii)            The PIPE Shares shall have been authorized for listing on the New York Stock Exchange.

(d)            Neither the Company nor the Purchaser may rely on the failure of any condition in this Section 7 to be satisfied if such failure was caused by such party’s breach of its or her obligations under this Agreement.

Section 8. Restrictions on Transfer.

(a)            The Purchaser shall not, and shall ensure that her Affiliates under common control do not, sell, transfer, assign, convey, gift or otherwise dispose of, directly or indirectly (“Transfer”), any PIPE Shares; provided, however, that the foregoing shall not restrict in any manner a Transfer of PIPE Shares, (i) to any other person in a private transaction if the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such Transfer is exempt from the registration requirements of the Securities Act, (ii) made in accordance with Rule 144 under the Securities Act, provided that the Company shall have the right to receive an opinion of legal counsel for the holder, reasonably satisfactory to the Company, to the effect that such Transfer is exempt from the registration requirements of the Securities Act, prior to the removal of the legend subject to Rule 144, (iii) made pursuant to a registration statement declared effective by the Commission, or (iv) pursuant to a tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions approved by the Board and, if applicable, made to all holders of the Company’s capital stock, provided that in the event that such tender offer, merger, consolidation, business combination, stock purchase or transaction or series of related transactions is not completed, the Purchaser’s PIPE Shares shall remain subject to the restrictions set forth herein; provided, further, that the foregoing shall not restrict in any manner a Transfer of any PIPE Shares by the Purchaser (1) solely to one or more of her Affiliates under common control, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 8 (such transferee, an “Affiliate Transferee”) or (2) pursuant to a pledge in connection with a bona fide financing transaction with a third party. Any purported Transfers of any PIPE Shares in violation of this Section 8 shall be null and void and no right, title or interest in or to such PIPE Shares issuable upon exercise thereof shall be Transferred to the purported transferee, buyer, donee or assignee. The Company will not give, and will not permit the Company’s transfer agent to give, any effect to such void purported Transfer in its stock records.

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(b)            Restrictive Legends. The Purchaser acknowledges and agrees that the PIPE Shares will bear a legend substantially similar to the legend set forth below in addition to any other legend that may be required by applicable law or by any agreement between the Company and the Purchaser. The legend may be removed pursuant to Section 8(a)(iii) and Section 8(a)(iv) as provided above.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED AND/OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS PROVIDED THAT AT THE ISSUER’S REQUEST, THE TRANSFEROR THEREOF SHALL HAVE DELIVERED TO THE ISSUER AN OPINION OF COUNSEL (WHICH OPINION SHALL BE IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE ISSUER) TO THE EFFECT THAT SUCH SECURITIES MAY BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, OR (C) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 9. [Reserved].

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Section 10. Termination.

(a)            This Agreement may be terminated at any time prior to the Closing Date:

(i)            By the Purchaser by written notice to the Company, if there is a material breach of this Agreement by the Company that is not cured by thirty (30) days after receipt of written notice by the Company (provided that the right to terminate this Agreement under this Section 10(a)(i) shall not be available to the Purchaser if she has failed to perform in any material respect any of her obligations under this Agreement or is in breach of any representation or warranty such that the condition set forth in Section 7(b)(i) or Section 7(b)(ii) would not be satisfied (assuming that the date of such determination is the Closing Date)); or

(ii)            By the Company by written notice to the Purchaser, if there is a material breach of this Agreement by the Purchaser that is not cured by thirty (30) days after receipt of written notice by the Purchaser (provided that the right to terminate this Agreement under this Section 10(a)(ii) shall not be available to the Company if it has failed to perform in any material respect any of its obligations under this Agreement or is in breach of any representation or warranty such that the condition set forth in Section 7(a)(i) or Section 7(a)(iii) would not be satisfied (assuming that the date of such determination is the Closing Date)).

(b)            This Agreement may be terminated at any time prior to the Closing Date, by the mutual written consent of the Company and the Purchaser.

(c)            If this Agreement is terminated pursuant to this Section 10, this Agreement (other than Sections 11 through 22, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect. Nothing herein shall relieve any party from liability for Fraud or willful breach of this Agreement.

Section 11. Indemnification.

(a)            The Company agrees to indemnify and hold harmless the Purchaser and her respective directors, officers, members, employees, agents, Affiliates and Representatives (all such Persons being hereinafter referred to, collectively, as the “Purchaser Indemnified Persons”), against any losses, claims, damages or liabilities (“Indemnified Losses”), joint or several, to which any of the Purchaser Indemnified Persons may become subject as a direct result of any (x) breach or inaccuracy by the Company of any of its representations or warranties contained herein or (y) breach or failure to comply with any of its covenants or agreements contained herein; provided, however, that the Company shall not be liable in any such case to any Purchaser Indemnified Person to the extent that any such Indemnified Losses arise out of or are based upon (i) (x) any breach or inaccuracy of the Purchaser’s representations or warranties contained herein or (y) any breach or failure to comply with any of the Purchaser’s covenants or agreements contained herein or (ii) any violations by the Purchaser Indemnified Person of state or federal securities laws or any other conduct by the Purchaser Indemnified Person which constitutes gross negligence, willful misconduct, or Fraud.

(b)            The Purchaser agrees to indemnify and hold harmless the Company, its directors, officers, members, employees, agents, Affiliates and Representatives (all such Persons being hereinafter referred to, collectively, as the “Company Indemnified Persons,” and together with the Purchaser Indemnified Persons, the “Indemnified Persons”) against any Indemnified Losses to which any of the Company Indemnified Persons may become subject as a direct result of any (x) breach or inaccuracy by the Purchaser of any of her representations or warranties contained herein or (y) breach or failure to comply with any of her covenants or agreements contained herein; provided, however, that the Purchaser shall not be liable in any such case to any Company Indemnified Person to the extent that any such Indemnified Losses arise out of or are based upon (i) (x) any breach or inaccuracy of the Company’s representations or warranties contained herein or (y) any breach or failure to comply with any of the Company’s covenants or agreements contained herein or (ii) any violations by such Company Indemnified Person of state or federal securities laws or any other conduct by such Company Indemnified Person which constitutes gross negligence, willful misconduct, or Fraud.

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(c)            Any Indemnified Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Indemnified Person, except to the extent the indemnifying party is actually and materially prejudiced thereby) and (ii) unless in such Indemnified Person’s reasonable judgment a conflict of interest between such Indemnified Person and the indemnifying party may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the Indemnified Person without the indemnifying party’s consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the Indemnified Person or (ii) the Indemnified Person otherwise consents in writing, which consent shall not be unreasonably withheld or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any Indemnified Person, a conflict of interest may exist between such Indemnified Person and any other of such Indemnified Persons with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d)            Absent Fraud, willful misconduct or gross negligence by the party against whom a remedy is sought, from and after the date hereof, the sole and exclusive remedies with respect to any and all claims relating to the subject matter of this Agreement shall be (i) monetary damages in accordance with this Section 11, (ii) the remedies set forth in Section 20, and (iii) under the Registration Rights Agreement.

(e)            Notwithstanding any other provision of this Agreement, the liability for indemnification of any indemnifying party under this Agreement shall not include punitive or exemplary damages except to the extent actually awarded pursuant to a third-party claim.

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Section 12. Survival. The representations and warranties of the Company and the Purchaser contained in this Agreement shall survive the Closing until the date that is twelve (12) months after the Closing. All agreements and covenants in this Agreement to be performed prior to the Closing shall survive the Closing until the date that is twelve (12) months after the Closing; each other agreement and covenant shall survive the Closing until the earlier of its fulfilment and the expiration of the statute of limitations applicable thereto (except to the extent expressly provided in this Agreement).

Section 13. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (i) on the date delivered if delivered in person, (ii) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid); (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by email; or (iv) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

(a)           if to the Purchaser, at:

Linda Findley

[***]

with a copy (which shall not constitute notice) to:

(b)           if to the Company, at:

Blue Apron Holdings, Inc.
28 Liberty Street
New York, NY 10005
Attention: Chief Executive Officer
Email: legalnotices@blueapron.com

with copies (which shall not constitute notice) to:

Blue Apron Holdings, Inc.
28 Liberty Street
New York, NY 10005
Attention: General Counsel
Email: meredith.deutsch@blueapron.com

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street
Boston, MA 02109
Attention: David A. Westenberg, Esq.
Email: David.Westenberg@wilmerhale.com

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or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 13. If notice is given pursuant to this Section 13 of any assignment to a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or permitted assign of such party.

Section 14. Assignment. This Agreement may not be assigned without the prior written consent of each of the parties hereto; provided, that, in the case of the Purchaser, this Agreement may be assigned with only the prior written consent of the Company. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

Section 15. Entire Agreement. This Agreement and the Registration Rights Agreement embody the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or therein, with respect to the standby purchase commitments or the registration rights granted by the Company with respect to the PIPE Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

Section 17. Waiver of Jury Trial; Consent to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

Section 18. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

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Section 19. [Reserved.]

Section 20. Specific Performance. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Purchaser, to the extent entitled to the benefit of the provisions hereof, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction. Each party agrees that it will not oppose the granting of such injunction, specific performance and other equitable relief on the basis that the other party has an adequate remedy at law.

Section 21. [Reserved.]

Section 22. Miscellaneous.

(a)            The Company shall not after the date of this Agreement take any action or enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Purchaser in this Agreement.

(b)            The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c)            Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(d)            The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(e)            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

BLUE APRON HOLDINGS, INC.

By:	/s/ Randy Greben
Name:	Randy J. Greben
Title:	Chief Financial Officer and Treasurer

By:	/s/ Linda Findley
Linda Findley

Annex A

Form of Registration Rights Agreement

Annex A-1

Annex B

PURCHASER AND AFFILIATE OWNERSHIP

Person	Company securities beneficially owned as of the date of this Agreement
Linda Findley	189,078

Annex B-1